Consent of Independent Auditors


We consent to the references to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 19, 2004 with respect to the financial statements of American Enterprise Variable Annuity included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 333-73958) for the registration of the Evergreen Pathways(SM) Select Variable Annuity offered by American Enterprise Life Insurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 26, 2004